Exhibit 99.01

Green Dot Reports Fourth Quarter 2019 Results

•	2019 results in line with guidance

•	Announces 2020 full year guidance
Pasadena, CA - February 19, 2020 - Green Dot Corporation (NYSE: GDOT) today reported financial results for the quarter ended December 31, 2019.
For the fourth quarter of 2019, Green Dot reported total operating revenues of $249.3 million and GAAP net income and GAAP diluted earnings per common share of $1.7 million and $0.03, respectively. Green Dot also reported non-GAAP total operating revenues1 of $238.4 million, and adjusted EBITDA1 and non-GAAP diluted earnings per common share1 of $21.8 million and $0.14, respectively.
“Since becoming the interim CEO, I’ve been increasingly impressed by the exceptional team at Green Dot. The Company has an incredible foundation, with innovative products as well as strong and growing customer relationships.  I’m even more confident that Green Dot is well positioned to continue to lead and transform the financial services industry in the future,” said William I Jacobs, Chairman and interim CEO.
GAAP financial results for the fourth quarter of 2019 compared to the fourth quarter of 2018:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis were $249.3 million for the fourth quarter of 2019, up from $245.1 million for the fourth quarter of 2018.

•	GAAP net income was $1.7 million for the fourth quarter of 2019, from net income of $14.3 million for the fourth quarter of 2018.

•	GAAP diluted earnings per common share was $0.03 for the fourth quarter of 2019, from diluted earnings per share of $0.26 for the fourth quarter of 2018.
Non-GAAP financial results for the fourth quarter of 2019 compared to the fourth quarter of 2018:1

•	Non-GAAP total operating revenues[1] were $238.4 million for the fourth quarter of 2019, up from $236.9 million for the fourth quarter of 2018, representing a year-over-year increase of 1%.

•
Adjusted EBITDA[1] was $21.8 million, or 9.2% of non-GAAP total operating revenues[1] for the fourth quarter of 2019, down from $51.2 million, or 21.6% of non-GAAP total operating revenues[1] for the fourth quarter of 2018.

•	Non-GAAP net income[1] was $7.2 million for the fourth quarter of 2019, down from $30.9 million for the fourth quarter of 2018.

•	Non-GAAP diluted earnings per share[1] was $0.14 for the fourth quarter of 2019, down from $0.56 for the fourth quarter of 2018.

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows the Company's quarterly key business metrics for each of the last eight calendar quarters. Please refer to the Company’s latest Quarterly Report on Form 10-Q for a description of the key business metrics.

	2019				2018
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Gross dollar volume	$10,636	$9,827	$10,019	$12,977	$9,809	$9,088	$9,413	$11,719
Gross dollar volume from direct deposit sources	$7,112	$6,843	$7,208	$10,217	$6,940	$6,571	$6,914	$9,330
Active accounts at quarter end	5.04	5.18	5.66	6.05	5.34	5.43	5.86	6.01
Direct deposit active accounts at quarter end	2.14	2.14	2.31	2.87	2.04	2.05	2.26	2.64
Purchase volume	$6,287	$6,047	$6,470	$8,200	$6,276	$5,918	$6,325	$7,470
Number of cash transfers	12.08	11.73	11.25	10.98	10.91	10.68	10.56	10.10
Number of tax refunds processed	0.07	0.11	2.52	9.39	0.07	0.10	2.79	8.75
“Our financial guidance for 2020 reflects organic non-GAAP revenue growth of 3% at the mid-point, driven by the strength of our Platform Services business. As we stated on our Q3 2019 earnings call, we expect our Consumer business will continue to face headwinds in 2020 and those headwinds will moderate over the course of the year. That said, we are encouraged by customer engagement in our Consumer business and our partner initiatives across our Platform Services business,” said Jess Unruh, interim CFO.
2020 Financial Guidance
FY Outlook
Green Dot has provided its outlook for 2020. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
Total Non-GAAP Operating Revenues2

•	Green Dot expects its full year non-GAAP total operating revenues[2] to be between $1.080 billion to $1.100 billion, representing a 3% year-over-year increase at the mid-point.
Adjusted EBITDA2

•	Green Dot expects its full year adjusted EBITDA[2] to be between $175 million to $185 million.
Non-GAAP EPS2

•	Green Dot expects its full year non-GAAP EPS[2] to be between $1.60 and $1.74.

2
For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions, except per share data)
Adjusted EBITDA	$175.0	$185.0
Depreciation and amortization*	(63.0)	(63.0)
Net interest expense **	(0.5)	(0.5)
Non-GAAP pre-tax income	$111.5	$121.5
Tax impact***	(24.5)	(26.7)
Non-GAAP net income	$87.0	$94.8
Diluted weighted-average shares issued and outstanding	54.5	54.5
Non-GAAP diluted earnings per share	$1.60	$1.74

*	Excludes the impact of amortization of acquired intangible assets
**	Excludes the impact of amortization of deferred financing costs
***	Assumes a non-GAAP effective tax rate of approximately 22% for full year.
First Quarter 2020 Outlook
Green Dot experiences some seasonality and typically the first quarter is the highest in terms of revenue and profit. First quarter seasonality is impacted by a concentration of tax-related transactions processed through Green Dot's ecosystem. Therefore, Green Dot expects its first quarter 2020 non-GAAP revenues to be approximately 30% to 31% and adjusted EBITDA approximately 48% of its full year 2020 guidance at the mid-point.

2
For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss fourth quarter 2019 financial results today at 5:00 p.m. ET. Hosting the call will be William I Jacobs, Chairman and interim Chief Executive Officer, and Jess Unruh, interim Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 348-8307, or for international callers (412) 902-4242. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671; and entering the conference ID 10138996. The replay of the webcast will be available until Wednesday, February 26, 2020. The call will be webcast live from the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's future performance under "2020 Financial Outlook" and “First Quarter 2020 Outlook” and in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of February 19, 2020, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude, among other things, non-operating net interest income and expense; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement charges; employee stock-based compensation and related employer payroll taxes; change in the fair value of contingent consideration; impairment charges; extraordinary severance and related restructuring expenses; realized gains or losses on the sale of investment securities; commissions and certain processing-related costs associated with BaaS products and services where the Company does not control customer acquisition, other charges and income; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. It also includes full-year 2020 guidance for non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation, [NYSE:GDOT], is a financial technology leader and bank holding company with a mission to power the banking industry’s branchless future. Enabled by proprietary technology and Green Dot’s wholly-owned commercial bank charter, Green Dot’s “Banking as a Service” platform is used by a growing list of America’s most prominent consumer and technology companies to design and deploy their own bespoke banking solutions to their customers and partners, while Green Dot uses that same integrated technology and banking platform to design and deploy its own leading collection of banking and financial services products directly to consumers through one of the largest retail banking distribution platforms in America. Green Dot products are marketed under brand names such as Green Dot, GoBank, MoneyPak, AccountNow, RushCard and RapidPay, and can be acquired through more than 100,000 retailers nationwide, thousands of corporate paycard partners, several “direct-2-consumer” branded websites, thousands of tax return preparation offices and accounting firms, thousands of neighborhood check cashing locations and both of the leading app stores. Green Dot Corporation is headquartered in Pasadena, California, with additional facilities throughout the United States and in Shanghai, China.

Contacts
Investor Relations
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$1,063,426	$1,094,728
Restricted cash	2,728	490
Investment securities available-for-sale, at fair value	10,020	19,960
Settlement assets	239,222	153,992
Accounts receivable, net	59,543	40,942
Prepaid expenses and other assets	66,183	57,070
Income tax receivable	870	8,772
Total current assets	1,441,992	1,375,954
Investment securities available-for-sale, at fair value	267,419	181,223
Loans to bank customers, net of allowance for loan losses of $1,166 and $1,144 as of December 31, 2019 and 2018, respectively	21,417	21,363
Prepaid expenses and other assets	10,991	8,125
Property and equipment, net	145,476	120,269
Operating lease right-of-use assets	26,373	—
Deferred expenses	16,891	21,201
Net deferred tax assets	9,037	7,867
Goodwill and intangible assets	520,994	551,116
Total assets	$2,460,590	$2,287,118
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$37,876	$38,631
Deposits	1,175,341	1,005,485
Obligations to customers	69,377	58,370
Settlement obligations	13,251	5,788
Amounts due to card issuing banks for overdrawn accounts	380	1,681
Other accrued liabilities	107,842	134,000
Operating lease liabilities	8,764	—
Deferred revenue	28,355	34,607
Debt	35,000	58,705
Income tax payable	3,948	67
Total current liabilities	1,480,134	1,337,334
Other accrued liabilities	10,883	30,927
Operating lease liabilities	24,445	—
Net deferred tax liabilities	17,772	9,045
Total liabilities	1,533,234	1,377,306

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of December 31, 2019 and 2018; 51,807 and 52,917 shares issued and outstanding as of December 31, 2019 and 2018, respectively	52	53
Additional paid-in capital	296,224	380,753
Retained earnings	629,040	529,143
Accumulated other comprehensive income (loss)	2,040	(137)
Total stockholders’ equity	927,356	909,812
Total liabilities and stockholders’ equity	$2,460,590	$2,287,118

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$105,936	$118,564	$459,357	$482,881
Processing and settlement service revenues	57,792	44,057	287,064	247,958
Interchange revenues	79,278	75,213	330,233	310,919
Interest income, net	6,301	7,274	31,941	23,817
Total operating revenues	249,307	245,108	1,108,595	1,065,575
Operating expenses:
Sales and marketing expenses	102,355	79,142	386,840	326,333
Compensation and benefits expenses	41,961	55,572	198,412	221,627
Processing expenses	50,810	42,718	200,674	181,160
Other general and administrative expenses	54,424	52,280	199,751	206,040
Total operating expenses	249,550	229,712	985,677	935,160
Operating (loss) income	(243)	15,396	122,918	130,415
Interest expense, net	89	3,067	1,837	6,598
(Loss) income before income taxes	(332)	12,329	121,081	123,817
Income tax (benefit) expense	(2,025)	(1,943)	21,184	5,114
Net income	$1,693	$14,272	$99,897	$118,703

Basic earnings per common share:	$0.03	$0.27	$1.91	$2.27
Diluted earnings per common share:	$0.03	$0.26	$1.88	$2.18
Basic weighted-average common shares issued and outstanding:	51,572	52,745	52,195	52,222
Diluted weighted-average common shares issued and outstanding:	52,279	54,840	53,138	54,481

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2019	2018
	(unaudited)
	(In thousands)
Operating activities
Net income	$99,897	$118,703
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	49,489	38,581
Amortization of intangible assets	32,616	32,761
Provision for uncollectible overdrawn accounts	86,451	79,790
Employee stock-based compensation	29,583	50,093
Amortization of (discount) premium on available-for-sale investment securities	(117)	1,042
Change in fair value of contingent consideration	(1,866)	3,298
Amortization of deferred financing costs	1,334	1,594
Impairment of capitalized software	578	922
Deferred income tax expense (benefit)	6,876	(234)
Changes in operating assets and liabilities:
Accounts receivable, net	(105,052)	(85,455)
Prepaid expenses and other assets	(12,032)	(9,930)
Deferred expenses	4,310	590
Accounts payable and other accrued liabilities	(8,145)	12,471
Deferred revenue	(6,711)	4,675
Income tax receivable/payable	11,682	(1,253)
Other, net	1,021	3,403
Net cash provided by operating activities	189,914	251,051

Investing activities
Purchases of available-for-sale investment securities	(189,066)	(186,884)
Proceeds from maturities of available-for-sale securities	110,971	60,449
Proceeds from sales of available-for-sale securities	4,915	78,385
Payments for acquisition of property and equipment	(78,214)	(61,030)
Net increase in loans	(2,459)	(5,887)
Net cash used in investing activities	(153,853)	(114,967)

Financing activities
Repayments of borrowings from notes payable	(60,000)	(22,500)
Borrowings on revolving line of credit	35,000	—
Proceeds from exercise of options	7,226	21,880
Taxes paid related to net share settlement of equity awards	(21,338)	(46,007)
Net increase (decrease) in deposits	146,100	(16,733)
Net (decrease) increase in obligations to customers	(66,760)	17,255
Contingent consideration payments	(4,634)	(4,856)
Repurchase of Class A common stock	(100,000)	—
Deferred financing costs	(719)	—
Net cash used in financing activities	(65,125)	(50,961)

Net (decrease) increase in unrestricted cash, cash equivalents and restricted cash	(29,064)	85,123
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,095,218	1,010,095
Unrestricted cash, cash equivalents and restricted cash, end of period	$1,066,154	$1,095,218

Cash paid for interest	$2,452	$4,888
Cash paid for income taxes	$1,921	$6,233

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$1,063,426	$1,094,728
Restricted cash	2,728	490
Total unrestricted cash, cash equivalents and restricted cash, end of period	$1,066,154	$1,095,218

GREEN DOT CORPORATION
REPORTABLE SEGMENTS

	Three Months Ended December 31, 2019
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands; unaudited)
Operating revenues	$196,029	$60,007	$(6,729)	$249,307
Operating expenses	181,034	53,180	15,336	249,550
Operating income (loss)	$14,995	$6,827	$(22,065)	$(243)

	Three Months Ended December 31, 2018
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands; unaudited)
Operating revenues	$207,119	$45,227	$(7,238)	$245,108
Operating expenses	157,790	43,404	28,518	229,712
Operating income	$49,329	$1,823	$(35,756)	$15,396

	Year Ended December 31, 2019
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands; unaudited)
Operating revenues	$842,967	$296,721	$(31,093)	$1,108,595
Operating expenses	696,409	202,713	86,555	985,677
Operating income	$146,558	$94,008	$(117,648)	$122,918

	Year Ended December 31, 2018
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$843,905	$253,360	$(31,690)	$1,065,575
Operating expenses	643,714	179,037	112,409	935,160
Operating income	$200,191	$74,323	$(144,099)	$130,415

The Company's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's deposit account programs, such as prepaid cards, debit cards, consumer and small business checking accounts, secured credit cards, payroll debit cards and gift cards. These deposit account programs are marketed under several of the Company's leading consumer brand names and under the brand names of the Company's Banking as a Service, or "BaaS," partners. The Processing and Settlement Services segment consists of revenues and expenses derived from the Company's products and services that specialize in facilitating the movement of cash on behalf of consumers and businesses, such as consumer cash processing services, wage disbursements and tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(In thousands)
Total operating revenues	$249,307	$245,108	$1,108,595	$1,065,575
Net revenue adjustments (8)	(10,909)	(8,221)	(50,271)	(41,536)
Non-GAAP total operating revenues	$238,398	$236,887	$1,058,324	$1,024,039
Reconciliation of Reportable Segment Revenues to Non-GAAP Reportable Segment Revenues (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(In thousands)
Account Services
Operating revenues	$196,029	$207,119	$842,967	$843,905
Net revenue adjustments (8)	(6,434)	(4,804)	(34,587)	(26,402)
Non-GAAP operating revenues	$189,595	$202,315	$808,380	$817,503

Processing and Settlement Services
Operating revenues	$60,007	$45,227	$296,721	$253,360
Net revenue adjustments (8)	(4,475)	(3,417)	(15,684)	(15,134)
Non-GAAP operating revenues	$55,532	$41,810	$281,037	$238,226
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(In thousands, except per share data)
Net income	$1,693	$14,272	$99,897	$118,703
Employee stock-based compensation and related employer payroll taxes (3)	(382)	13,173	30,987	52,532
Amortization of acquired intangible assets (4)	8,093	8,175	32,616	32,761
Change in fair value of contingent consideration (4)	—	3,298	(1,866)	16,798
Transaction costs (4)	—	—	—	(16)
Amortization of deferred financing costs (5)	81	399	1,334	1,594
Impairment charges (5)	457	570	578	922
Extraordinary severance and other restructuring expenses (6)	1,083	116	6,352	1,781
Legal settlement expenses (5)	—	—	236	—
Realized loss on the sale of investment securities (5)	—	1,537	—	1,537
Other (income) expense (5)	(729)	—	(771)	744
Income tax effect (7)	(3,129)	(10,614)	(21,060)	(48,284)
Non-GAAP net income	$7,167	$30,926	$148,303	$179,072
Diluted earnings per common share
GAAP	$0.03	$0.26	$1.88	$2.18
Non-GAAP	$0.14	$0.56	$2.79	$3.29

Diluted weighted-average common shares issued and outstanding	52,279	54,840	53,138	54,481

GREEN DOT CORPORATION
Supplemental Detail on Diluted Weighted-Average Common Shares Issued and Outstanding

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
	(In thousands)
Class A common stock outstanding as of December 31:	51,807	52,917	51,807	52,917
Weighting adjustment	(235)	(172)	388	(695)
Dilutive potential shares:
Stock options	42	186	114	327
Service based restricted stock units	123	837	361	1,135
Performance-based restricted stock units	532	1,070	440	796
Employee stock purchase plan	10	2	28	1
Diluted weighted-average common shares issued and outstanding	52,279	54,840	53,138	54,481

Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(In thousands)
Net income	$1,693	$14,272	$99,897	$118,703
Interest expense, net (2)	89	3,067	1,837	6,598
Income tax (benefit) expense	(2,025)	(1,943)	21,184	5,114
Depreciation and amortization of property, equipment and internal-use software (2)	13,560	10,427	49,489	38,581
Employee stock-based compensation and related employer payroll taxes (2)(3)	(382)	13,173	30,987	52,532
Amortization of acquired intangible assets (2)(4)	8,093	8,175	32,616	32,761
Change in fair value of contingent consideration (2)(4)	—	3,298	(1,866)	16,798
Transaction costs (2)(4)	—	—	—	(16)
Impairment charges (2)(5)	457	570	578	922
Extraordinary severance and other restructuring expenses (2)(6)	1,083	116	6,352	1,781
Legal settlement expenses (2)(5)	—	—	236	—
Other (income) expense (2)(5)	(744)	—	(744)	744
Adjusted EBITDA	$21,824	$51,155	$240,566	$274,518

Non-GAAP total operating revenues	$238,398	$236,887	$1,058,324	$1,024,039
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	9.2%	21.6%	22.7%	26.8%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Non-GAAP Total Operating Revenues (1)
(Unaudited)

	FY 2020
	Range
	Low	High
	(In millions)
Total operating revenues	$1,140	$1,160
Net revenue adjustments (8)	(60)	(60)
Non-GAAP total operating revenues	$1,080	$1,100

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

	FY 2020
	Range
	Low	High
	(In millions)
Net income	$26.7	$34.9
Adjustments (9)	148.4	150.2
Adjusted EBITDA	$175.0	$185.0

Non-GAAP total operating revenues	$1,100	$1,080
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	15.9%	17.1%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Non-GAAP Net Income (1)
(Unaudited)

	FY 2020
	Range
	Low	High
	(In millions, except per share data)
Net income	$26.7	$34.9
Adjustments (9)	60.3	60.0
Non-GAAP net income	$87.0	$94.8
Diluted earnings per share
GAAP	$0.49	$0.64
Non-GAAP	$1.60	$1.74

Diluted weighted-average shares issued and outstanding	54.5	54.5

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as the Company does. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $(0.4) million and $13.2 million for the three months ended December 31, 2019 and 2018, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, employee stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, impairment charges, severance costs related to extraordinary personnel reductions, certain legal settlement charges and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies;

▪	to establish metrics for variable compensation; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect non-operating interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
The Company does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(3)
This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units) and related employer payroll taxes. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. The Company also believes that it is not useful to investors to understand the impact of employee stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in the Company's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which the Company has limited to no control. This expense is included as a component of compensation and benefits expenses on the Company's consolidated statements of operations.

(4)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition-related adjustments include items such as the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on the Company's consolidated statements of operations, as applicable for the periods presented.

(5)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in its non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to internal-use software, realized gains or losses on the sale of investment securities, legal settlement expenses and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs and realized gains and losses on the sale of investment securities, which are included as a component of non-operating interest income/expense, are included within other general and administrative expenses on the Company's consolidated statements of operations.

(6)
During the three and twelve months ended December 31, 2019, the Company recorded charges of $1.1 million and $6.4 million, respectively, for severance costs related to extraordinary personnel reductions. Although severance expenses are an ordinary part of its operations, the magnitude and scale of this ongoing reduction in workforce for redundancies is not expected to be repeated. This expense is included as a component of compensation and benefits expenses on the Company's consolidated statements of operations.

(7)
Represents the tax effect for the related non-GAAP measure adjustments using the Company's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the GAAP IRC §162(m) limitation that applies to performance-based restricted stock units expense as of December 31, 2019.

(8)	Represents commissions and certain processing-related costs associated with Banking as a Service ("BaaS") products and services where Green Dot does not control customer acquisition.

(9)
These amounts represent estimated adjustments for non-operating net interest income, income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, contingent consideration, impairment charges, severance costs related to extraordinary personnel reductions, and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).